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                                                                    EXHIBIT 10.5


                                                              International Plan


                               TENCOR INSTRUMENTS
              1993 FOREIGN SUBSIDIARY EMPLOYEE STOCK PURCHASE PLAN


          1.     Purpose

                 This Tencor Instruments 1993 Foreign Subsidiary Employee Stock Purchase Plan is designed to encourage and assist employees of participating subsidiaries of Tencor to acquire an equity interest in the Company through the purchase of shares of Tencor common stock.

          2.     Definitions

                 As used herein, the following definitions shall apply:

                 (a) "Administrator" shall mean the entity, either the Board or the committee of the Board, responsible for administering this Plan, as provided in Section 3.

                 (b) "Board" shall mean the Board of Directors of Tencor, as constituted from time to time.

                 (c) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and any successor statute.

                 (d) "Company" shall mean all Participating Subsidiaries collectively.

                 (e)      "Common Stock" shall mean the Common Stock of Tencor.

                 (f) "Employee" shall mean any individual who is an employee of the Company or a Participating Subsidiary under the standards of
Section 3401(c) of the Code and the Treasury Regulations thereunder.

                 (g)      "Enrollment Date" shall have the meaning set forth in
Section 6.

                 (h) "Fair market value" means as of any given date: (i) the closing price of the Common Stock on the NASDAQ National Market System as reported in the Wall Street Journal; or (ii) if the Common Stock is no longer quoted on the NASDAQ National Market System but is listed on an established stock exchange or quoted on any other established interdealer quotation system, the closing price for the Common Stock on such exchange or system, as reported in the Wall Street Journal; or (iii) in the absence of an established market for the Common Stock, the fair market value of the Common Stock as determined by the Administrator in good faith.





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                 (i)      "Participating Subsidiary" shall mean a Subsidiary
which has been designated by the Administrator as covered by the Plan; provided, however, that no Subsidiary participating in the Company's 1993 Employee Stock Purchase Plan may be designated for participation in the Plan.

                 (j) "Plan" shall mean this Tencor Instruments 1993 Foreign Subsidiary Employee Stock Purchase Plan, as it may be amended from time to time.

                 (k)      "Purchase Date" shall have the meaning set forth in
Section 9(a).

                 (l) "Section" unless the context clearly indicates otherwise, shall refer to a Section of this Plan.

                 (m) "Subsidiary" shall mean a "subsidiary corporation" of the Company, whether now or hereafter existing, within the meaning of Section 424(f) of the Code, but only for so long as it is a "subsidiary corporation."

                 (n) "Tencor" shall mean Tencor Instruments, a California corporation.

                 (o) "Trading Day" means any day on which regular trading occurs on any established stock exchange or market system on which the Common Stock is traded.

          3.     Administration

                 (a) Administrator. The Plan shall be administered by the Board or, upon delegation by the Board, by a committee consisting of not fewer than two directors (in either case, the "Administrator"). In connection with the administration of the Plan, the Administrator shall have the powers possessed by the Board. The Administrator may act only by a majority of its members. The Administrator may delegate administrative duties to such employees of the Company as it deems proper, so long as such delegation is not otherwise prohibited by Rule 16b-3 under the Securities Exchange Act of 1934, as amended. The Board at any time may terminate the authority delegated to any committee of the Board pursuant to this Section 3(a) and revest in the Board the administration of the Plan.

                 (b) Administrator Determinations Binding. The Administrator may adopt, alter and repeal administrative rules, guidelines and practices governing the Plan and the options granted under it as it from time to time shall deem advisable, may interpret the terms and provisions of the Plan and the Options granted under it, may correct any defect, omission or inconsistency in the Plan or in any Option; and may otherwise





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supervise the administration of the Plan and the Options granted under it.  The
Administrator may establish, under guidelines from the Board, limits on the number of shares which may be purchased by each participant on an annual or other periodic basis or on the number of shares which may be purchased on any Purchase Date. All decisions made by the Administrator under the Plan shall be binding on all persons, including the Company and all participants in the Plan. No member of the Administrator shall be liable for any action that he or she has in good faith taken or failed to take with respect to this Plan.

          4.     Number of Shares

                 (a) Tencor has reserved for sale under the Plan 1,100,000 shares of Common Stock less any shares sold under the Tencor 1993 Employee Stock Purchase Plan. Shares sold under the Plan may be newly issued shares or shares reacquired in private transactions or open market purchases, but all shares sold under the Plan, regardless of source, shall be counted against the 1,100,000 share limitation.

                 (b) In the event of any reorganization, recapitalization, stock split, reverse stock split, stock dividend, combination of shares, merger, consolidation, offering of rights, or other similar change in the capital structure of Tencor, the Board may make such adjustment, if any, as it deems appropriate in the number, kind, and purchase price of the shares available for purchase under the Plan and in the maximum number of shares subject to any option under the Plan.

          5.     Eligibility Requirements

                 (a) Each Employee of the Company, except those described in the next paragraph, shall become eligible to participate in the Plan in accordance with Section 6 on the first Enrollment Date on or following commencement of his or her employment by the Company or following such period of employment as is designated by the Board from time to time. Participation in the Plan is entirely voluntary.

                 (b) The following Employees are not eligible to participate in the Plan:

                             (i)  Employees who would, immediately upon
enrollment in the Plan, own directly or indirectly, or hold options or rights to acquire stock possessing, five percent (5%) or more of the total combined voting power or value of all classes of stock of Tencor or any subsidiary of Tencor; and





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                            (ii)  Employees who are customarily employed by the
Company fewer than 20 hours per week or fewer than five months in any calendar year; and

                           (iii)  Employees who are prohibited by the laws of
the nation of their residence or employment from participating in the Plan.

          6.     Enrollment

                 Any eligible Employee may enroll or re-enroll in the Plan each year as of the close of the first trading day of: (a) the May, August, November or February immediately following the adoption of the Plan by the Board of Directors of Tencor; (b) the third month following each such month; and (c) each yearly anniversary of such months or such other days as may be established by the Board from time to time (the "Enrollment Dates"). In addition, for purposes of participation in the Plan by an eligible Employee following termination of such employee's participation in the Company's 1993 Employee Stock Purchase Plan (the "U.S. Plan"), a deemed Enrollment Date may be designated corresponding to the Employee's most recent Enrollment Date under the U.S. Plan. In order to enroll, an eligible Employee must complete, sign, and submit to Tencor or the Employee's Participating Subsidiary an enrollment form. Any enrollment form received by Tencor or the Employee's Participating Subsidiary by the 15th day of the month preceding an Enrollment Date (or by the Enrollment Date in the case of Employees hired after such 15th day or in the case of the first Enrollment Date), or such other date established by the Administrator from time to time, will be effective on that Enrollment Date. In addition, the Administrator may re-enroll existing participants in the Plan on any Enrollment Date on which the fair market value of the Common Stock is lower than the fair market value on such participant's existing Enrollment Date.

          7.     Grant of Option Enrollment

                 (a) Enrollment or re-enrollment by a participant in the Plan on an Enrollment Date will constitute the grant by the Company to the participant of an option to purchase shares of Common Stock under the Plan. Any participant whose option expires and who has not withdrawn from the Plan will automatically be re-enrolled in the Plan and granted a new option on the Enrollment Date immediately following the date on which the option expires.

                 (b) Except as provided in Section 10 or as determined by the Administrator, each option granted under the Plan shall have the following terms:





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                                                              International Plan


                             (i)  the option will have a term of not more than
12 months or such shorter option period as may be established by the Board from time to time (the "Option Period"). Notwithstanding the foregoing, however, whether or not all shares have been purchased thereunder, the option will expire on the earlier to occur of: (A) the completion of the purchase of shares on the last Purchase Date occurring within 12 months after the Enrollment Date for such option, or such shorter option period as may be established by the Board before an Enrollment Date for all options to be granted on such date; or (B) the date on which the employee's participation in the Plan terminates for any reason;

                            (ii)  payment for shares purchased under the option
will be made only through payroll withholding in accordance with Section 8;

                           (iii)  purchase of shares upon exercise of the
option will be effected only on the Purchase Dates established in accordance with Section 9;

                            (iv)  the option, if not altered, amended or
revoked prior to the relevant Purchase Date, may be accepted only by (x) there having been withheld from the compensation of the Employee in accordance with the terms of the Plan amounts sufficient to purchase the Common Stock intended to be purchased under the option, and (y) the employee being employed by the Company and not having withdrawn from the Plan on the relevant Purchase Date.

                             (v)  the price per share under the option will be
determined as provided in Section 9;

                            (vi)  the number of shares available for purchase
under an option for each one percent (1%) of compensation designated by an Employee in accordance with Section 8 will, unless otherwise established by the Board before an Enrollment Date for all options to be granted on such date, be determined by dividing $25,000 by the fair market value of a share of Common Stock on the Enrollment Date, dividing the result by the maximum number of percentage points that an Employee may designate under Section 8 at the time such option is granted, and multiplying the result by the number of calendar years included in whole or in part in the period from grant to expiration of the option;

                           (vii)  the option (taken together with all other
options then outstanding under this and all other similar stock purchase or stock option plans of Tencor and any Subsidiary, collectively "Options") will in no event give the participant the right to purchase shares at a rate per calendar year which





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                                                              International Plan


accrues in excess of $25,000 of fair market value of such shares, less the fair market value of any shares accrued and already purchased during such year under Options which have expired or terminated, determined at the applicable Enrollment Dates; and

                          (viii)  the option will in all respects be subject to
the terms and conditions of the Plan, as interpreted by the Administrator from time to time.

          8.     Payroll and Tax Withholding; Use by Company

                 (a) Each participant shall elect to have amounts withheld from his or her compensation paid by the Company during the Option Period, at a rate equal to any whole percentage up to a maximum of ten percent (10%), or such lesser percentage as the Board may establish from time to time before an Enrollment Date. Compensation includes regular salary payments, annual and quarterly performance bonuses, hire-on bonuses, cash recognition awards, commissions, overtime pay, shift premiums, and elective contributions by the participant to qualified employee benefit plans, but excludes all other payments including, without limitation, long-term disability or workers compensation payments, car allowances, employee referral bonuses, relocation payments, expense reimbursements (including but not limited to travel, entertainment, and moving expenses), salary gross-up payments, and non-cash recognition awards. The participant shall designate a rate of withholding in his or her enrollment form and may elect to increase or decrease the rate of contribution effective as of any Enrollment Date, by delivery to the Company, not later than 15 days before such Enrollment Date, of a written notice indicating the revised withholding rate; provided, however, that an Employee who makes an election not to withdraw under Section 10 may not change his or her rate of contribution prior to the Purchase Date for which such election was made.

                 (b) Payroll withholdings shall be credited to an account maintained for purposes of the Plan in local currency on behalf of each participant, as soon as administratively feasible after the withholding occurs. The Company shall be entitled to use the withholdings for any corporate purpose, shall have no obligation to pay interest on withholdings to any participant, and shall not be obligated to segregate withholdings.

                 (c) Upon acquisition or disposition of shares acquired by exercise of an option, the participant shall pay, or make provision adequate to the Company for payment of, all federal, state, and other tax (and similar) withholdings that the Company determines, in its discretion, are required due to the disposition, including any such withholding that the Company determines in its discretion is necessary to allow the Company to claim tax deductions or other benefits in connection with the





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                                                              International Plan


disposition. A participant shall make such similar provisions for payment that the Company determines, in its discretion, are required due to the exercise of an option, including such provisions as are necessary to allow the Company to claim tax deductions or other benefits in connection with the exercise of the option.

          9.     Purchase of Shares

                 (a) On the last Trading Day of each month immediately preceding a month containing an Enrollment Date (other than the first Enrollment Date), or on such other days as may be established by the Board from time to time, prior to an Enrollment Date for all options to be granted on an Enrollment Date (each a "Purchase Date"), the Company shall convert each participant's account balance, including amounts carried forward, to U.S. Dollars, determined as of the Purchase Date, and shall apply the funds then credited to each participant's payroll withholdings account to the purchase of whole shares of Common Stock. The cost to the participant for the shares purchased under any option shall be not less than eighty-five percent (85%) of the lower of:

                             (i)  the fair market value of the Common Stock on
the Enrollment Date for such option; or

                            (ii)  the fair market value of the Common Stock on
the date such option is exercised.

                 (b) Any funds in an amount less than the cost of one share of Common Stock left in a participant's payroll withholdings account on a Purchase Date shall be carried forward in such account for application on the next Purchase Date.

                 (c) If at any Purchase Date, the shares available under the Plan are fewer than the number all participants would otherwise be entitled to purchase on such date, purchases shall be reduced proportionately to eliminate the deficit. If, at any Purchase Date, the shares which may be purchased by a participant are restricted on account of a limit on the aggregate shares which may be purchased per employee, purchases under each option shall be reduced proportionately. Any funds that cannot be applied to the purchase of shares due to such reductions shall be refunded to participants as soon as administratively feasible.

                 (d) Notwithstanding the terms of Section 9(a), no funds credited to any employee's payroll withholdings account shall be used to purchase Common Stock on any date prior to the date that the Plan has been approved by the shareholders of the Company, as noted in Section 21. If such approval is not forthcoming within one year from the date that the Plan was





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                                                              International Plan


approved by the Board of Directors, all amounts withheld shall be distributed to the participants as soon as administratively feasible.

         10.     Withdrawal from the Plan

                 A participant may withdraw from the Plan in full (but not in part) at any time, effective after written notice thereof is received by the Company; provided, however, that if on or before any Enrollment Date an Employee elects, in the manner designated by the Administrator, not to withdraw prior to the Purchase Date which occurs six months after such Enrollment Date, such election will be binding on the electing Employee. Unless the Administrator elects to permit a withdrawing participant to invest funds credited to his or her withholding account on the Purchase Date immediately following notice of withdrawal, all funds credited to a participant's payroll withholdings account shall be distributed to him or her without interest within 60 days after notice of withdrawal is received by the Company. Any eligible employee who has withdrawn from the Plan may enroll in the Plan again on any subsequent Enrollment Date in accordance with the provisions of Section 6.

         11.     Termination of Employment

                 Participation in the Plan terminates immediately when a participant ceases to be employed by the Company for any reason whatsoever (including death or disability) or otherwise becomes ineligible to participate in the Plan. As soon as administratively feasible after termination, the Company shall pay to the participant or his or her beneficiary or legal representative, all amounts credited to the participant's payroll withholdings account; provided, however, that if a participant ceases to be employed by the Company because of the commencement of employment with a Subsidiary that is not a Participating Subsidiary, funds then credited to such participant's payroll withholdings account shall be applied to the purchase of whole shares of Common Stock at the next Purchase Date and any funds remaining after such purchase shall be paid to the participant.

         12.     Designation of Beneficiary

                 (a) Each participant may designate one or more beneficiaries in the event of death and may, in his or her sole discretion, change such designation at any time. Any such designation shall be effective upon receipt in written form by Tencor or the Company and shall control over any disposition by will or otherwise.

                 (b) As soon as administratively feasible after the death of a participant, amounts credited to his or her account





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                                                              International Plan


shall be paid in cash to the designated beneficiaries or, in the absence of a designation, to the executor, administrator, or other legal representative of the participant's estate. Such payment shall relieve Tencor and the Company of further liability with respect to the Plan on account of the deceased participant. If more than one beneficiary is designated, each beneficiary shall receive an equal portion of the account unless the participant has given express contrary written instructions.

         13.     Assignment

                 (a) The rights of a participant under the Plan shall not be assignable by such participant, by operation of law or otherwise. No participant may create a lien on any funds, securities, rights, or other property held by the Company for the account of the participant under the Plan, except to the extent that there has been a designation of beneficiaries in accordance with the Plan, and except to the extent permitted by the laws of descent and distribution if beneficiaries have not been designated.

                 (b) A participant's right to purchase shares under the Plan shall be exercisable only during the participant's lifetime and only by him or her, except that a participant may direct Tencor in the enrollment form to issue share certificates to the participant and his or her spouse in community property, to the participant jointly with one or more other persons with right of survivorship, or to certain forms of trusts approved by the Administrator.

         14.     Administrative Assistance

                 If the Administrator in its discretion so elects, it may retain a brokerage firm, bank, or other financial institution to assist in the purchase of shares, delivery of reports, or other administrative aspects of the Plan. If the Administrator so elects, each participant shall (unless prohibited by the laws of the nation of his or her employment or residence) be deemed upon enrollment in the Plan to have authorized the establishment of an account on his or her behalf at such institution. Shares purchased by a participant under the Plan shall be held in the account in the name in which the share certificate would otherwise be issued pursuant to Section 13(b).

         15.     Costs

                 All costs and expenses incurred in administering the Plan shall be paid by the Company, except that any stamp duties or transfer taxes applicable to participation in the Plan may be charged to the account of such participant by the Company. Any brokerage fees for the purchase of shares by a participant shall





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                                                              International Plan


be paid by the Company, but brokerage fees for the resale of shares by a participant shall be borne by the participant.

         16.     Equal Rights and Privileges

                 All eligible Employees shall have substantially equal rights and privileges with respect to the Plan; provided, however, that the Administrator may make such changes to the terms of the Plan from Subsidiary to Subsidiary that it deems advisable or necessary to reflect or comply with local laws or conditions. This Section 16 shall take precedence over all other provisions of the Plan.

         17.     Applicable Law

                 The Plan shall be governed by the substantive laws (excluding the conflict of laws rules) of the State of California.

         18.     Modification and Termination

                 (a) The Board may amend, alter, or terminate the Plan at any time, including amendments to outstanding options. To the extent required for the Plan to comply with Rule 16b-3 or applicable tax laws, no amendment shall be effective unless within 12 months after it is adopted by the Board, it is approved by the holders of a majority of the votes cast at a duly held shareholders' meeting at which a quorum of the voting power of Tencor is represented in person or by proxy, if such amendment would:

                             (i)  increase the number of shares reserved for
purchase under the Plan;

                            (ii)  increase benefits under the Plan; or

                           (iii)  modify the requirements for eligibility for
participation in the Plan.

                 (b) In the event the Plan is terminated, the Board may elect to terminate all outstanding options either immediately or upon completion of the purchase of shares on the next Purchase Date, or may elect to permit options to expire in accordance with their terms (and participation to continue through such expiration dates). If the options are terminated prior to expiration, all funds contributed to the Plan that have not been used to purchase shares shall be returned to the participants as soon as administratively feasible.

                 (c) In the event of the sale of all or substantially all of the assets of Tencor or the Company, or the merger of





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Tencor or the Company with or into another corporation, or the dissolution or liquidation of Tencor, a Purchase Date shall occur on the trading day immediately preceding the date of such event, unless otherwise provided by the Board in its sole discretion, including provision for the assumption or substitution of each option under the Plan by the successor or surviving corporation, or a parent or subsidiary thereof.

         19.     Rights as an Employee

                 Nothing in the Plan shall be construed to give any person the right to remain in the employ of the Company or to affect the Company's right to terminate the employment of any person at any time with or without cause.

         20.     Rights as a Shareholder; Delivery of Certificates

                 Unless otherwise determined by the Board, certificates evidencing shares purchased on any Purchase Date shall be delivered to a participant only if he or she makes a written request to the Administrator. Participants shall be treated as the owners of their shares effective as of the Purchase Date.

         21.     Board and Shareholder Approval

                 The Plan was approved by the Board of Directors on May 10, 1993, and by the holders of a majority of the votes cast at a duly held shareholders' meeting on May 4, 1994, at which a quorum of the voting power of Tencor was represented in person or by proxy. The Plan was amended by the Board of Directors on March 23, 1995 to increase to 300,000 the number of shares reserved for sale under the Plan and the Company's 1993 Employee Stock Purchase Plan. Such amendment was approved by the holders of a majority of the votes cast at a duly held shareholders' meeting on May 15, 1995, at which a quorum of the voting power of Tencor was represented in person or by proxy. A two-for-one stock split with a record date of May 31, 1995, which increased the number of shares from 300,000 to 600,000, was approved by the Board of Directors on May 15, 1995. The Plan was amended by the Board of Directors on February 12, 1996 to increase to 1,100,000 the number of shares reserved for sale under the Plan and the Company's 1993 Employee Stock Purchase Plan. Such amendment was approved by the holders of a majority of the votes cast at a duly held shareholders' meeting on May 13, 1996, at which a quorum of the voting power of Tencor was represented in person or by proxy.





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